                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                           FORM 8-K/A

                    CURRENT REPORT PURSUANT
                 TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): APRIL 15, 1996

                       RESPONSE ONCOLOGY, INC.
       (Exact name of registrant as specified in its charter)

                              TENNESSEE
            (State or other jurisdiction of incorporation)

       0-15416                                 62-1212264
(Commission File Number)          (I.R.S. Employer Identification No.)

         1775 MORIAH WOODS BLVD., MEMPHIS, TENNESSEE 38117
   (Address of principal executive offices, including Zip Code)

                            (901) 761-7000
           (Registrant's telephone number, including Area Code)

                             NOT APPLICABLE
      (Former name or former address, if changed since last report)

On April 15, 1996, the Registrant filed a Current Report on Form 8-K reporting the consummation of the acquisition of a business that is a significant subsidiary. Pursuant to instruction (a)(4) to Item 7 in the Instructions to Form 8-K, the Registrant elected an extension of time to file required financial statements and pro forma financial information in respect to the acquisition transaction. The Registrant hereby files this Amendment to the previously filed Form 8-K in order to file the following financial statements and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

1. Audited Balance Sheet, Statement of Income, Statement of Shareholders' Equity, and Statement of Cash Flows, including footnotes, as of and for the year ended December 31, 1995 for Knoxville Hematology Oncology Associates (The "Acquired Business").

2. Pro forma Balance Sheet and Statement of Operations for Registrant and Acquired Business as of March 31, 1996 and for the year ended
      December 31, 1995 and the three months ended March 31, 1996.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  RESPONSE ONCOLOGY, INC.

                                  BY: /s/ Daryl P. Johnson
                                      -----------------------------------------
                                      Daryl P. Johnson, Chief Financial Officer

Dated: June 27, 1996

                         INDEPENDENT AUDITORS' REPORT



The Partners
Knoxville Hematology Oncology Associates:

We have audited the accompanying balance sheet of Knoxville Hematology Oncology Associates as of December 31, 1995, and the related statements of income, partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Knoxville Hematology Oncology Associates as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        KPMG PEAT MARWICK LLP

Nashville, Tennessee
March 22, 1996 except for Note 6
   which is as of April 16, 1996

                    KNOXVILLE HEMATOLOGY ONCOLOGY ASSOCIATES

                                 Balance Sheets

                December 31, 1995 and March 31, 1996 (unaudited)

                                                                   DECEMBER 31,   MARCH 31,
                         ASSETS                                        1995         1996
                         ------                                    -----------   -----------
                                                                                 (UNAUDITED)
Current assets:
  Cash                                                              $   31,851      166,362
  Accounts receivable, less allowance for contractual adjustments and uncollectible amounts of $570,502 in 1995
    and $505,345 (unaudited) in 1996                                 1,128,993      998,657
  Supplies                                                             109,350      109,350
                                                                    ----------    ---------
      Total current assets                                           1,270,194    1,274,369

Property and equipment, at cost (notes 3 and 4)                      2,350,593    2,477,603
Less accumulated depreciation                                          720,024      779,124
                                                                    ----------    ---------
      Net property and equipment                                     1,630,569    1,698,479
Other assets                                                             3,794           --
                                                                    ----------    ---------
                                                                    $2,904,557    2,972,848
                                                                    ==========    =========

             LIABILITIES AND PARTNERS' EQUITY
             --------------------------------

Current liabilities:
  Accounts payable and accrued expenses                             $  264,405      245,001
  Current portion of long-term debt (note 4)                         1,591,646    1,713,757
  Current portion of capital lease obligations (note 6)                 46,947       46,947
                                                                    ----------    ---------
      Total current liabilities                                      1,902,998    2,005,705

Long-term debt, less current portion (note 4)                          221,605       23,131
Capital lease obligations, less current portion (note 6)                58,865       48,865
                                                                    ----------    ---------
      Total liabilities                                              2,183,468    2,077,701

Partners' equity                                                       721,089      895,147
                                                                    ----------    ---------
Commitments and contingencies (notes 5 and 6)                       $2,904,557    2,972,848
                                                                    ==========    =========


See accompanying notes to financial statements.

                    KNOXVILLE HEMATOLOGY ONCOLOGY ASSOCIATES

                              Statements of Income

                  For the year ended December 31, 1995 and the
              three-month period ended March 31, 1996 (unaudited)

                                        1995          1996
                                     ----------    -----------
                                                   (UNAUDITED)
Net patient service revenue          $6,712,255     1,566,635
Other income                            297,195        50,851
                                     ----------     ---------
                                      7,009,450     1,617,486

Expenses:
  Operating                           3,025,441       563,890
  General and administrative          1,090,113       150,868
  Depreciation and amortization         237,622        59,100
  Interest and other                    244,629        23,328
                                     ----------     ---------
                                      4,597,805       797,186
                                     ----------     ---------
      Net income to partners         $2,411,645       820,300
                                     ==========     =========



See accompanying notes to financial statements.

                    KNOXVILLE HEMATOLOGY ONCOLOGY ASSOCIATES

                         Statements of Partners' Equity

                  For the year ended December 31, 1995 and the
              three-month period ended March 31, 1996 (unaudited)


                                                                    GENERAL
                                                                    PARTNERS
                                                                  -----------
Partners' equity, January 1, 1995                                 $   634,437

  Contributions from partners                                          15,100

  Distributions to partners                                        (2,340,093)

  Net income to partners                                            2,411,645
                                                                  -----------
Partners' equity, December 31, 1995                                   721,089

  Distributions to partners (unaudited)                              (646,242)

  Net income to partners (unaudited)                                  820,300
                                                                  -----------
Partners' equity, March 31, 1996 (unaudited)                      $   895,147
                                                                  ===========

See accompanying notes to financial statements.

                    KNOXVILLE HEMATOLOGY ONCOLOGY ASSOCIATES

                            Statements of Cash Flows

                  For the year ended December 31, 1995 and the
              three-month period ended March 31, 1996 (unaudited)


                                                               1995            1996
                                                            -----------     ---------
                                                                           (UNAUDITED)
Cash flows from operating activities:
  Net income to partners                                    $ 2,411,645       820,300
  Adjustments to reconcile net income to partners to net
   cash provided by operating activities:
     Depreciation and amortization                              237,622        59,100
     Management fees                                             41,009            --
     Loss on sale of furniture, fixtures and equipment           19,674            --
     Changes in operating assets and liabilities:
       Accounts receivable                                       (4,014)      130,336
       Other assets                                              (3,744)        3,794
       Accounts payable and accrued expenses                   (161,284)      (19,404)
                                                            -----------      --------
         Total adjustments                                      129,263       173,826
                                                            -----------      --------
         Net cash provided by operating activities            2,540,908       994,126
                                                            -----------      --------
Cash flows from investing activities-capital expenditures       (25,702)     (127,010)
                                                            -----------     ---------
Cash flows from financing activities:
  Repayment of long-term debt                                  (641,148)      (76,363)
  Proceeds from the issuance of debt                            520,000            --
  Principal payments on capital lease obligations               (38,917)      (10,000)
  Contributions from partners                                    15,100            --
  Distributions to partners                                  (2,340,093)     (646,242)
                                                            -----------     ---------
         Net cash used in financing activities               (2,485,058)     (732,605)
                                                            -----------     ---------
Net increase in cash                                             30,148       134,511

Cash at beginning of the period                                   1,703        31,851
                                                            -----------     ---------
Cash at end of the period                                   $    31,851       166,362
                                                            ===========     =========
SUPPLEMENTAL DISCLOSURES:
  Interest paid                                             $   146,110        23,328
                                                            ===========     =========

  1995 disclosures:
    The Company originated a $41,009 short-term note payable for management fees incurred during the year (note 3).
    The Company obtained a $33,059 note payable for the purchase of an automobile (note 3).
    The Company originated $127,857 in capital lease obligations for the purchase of equipment (note 5).

See accompanying notes to financial statements.

                    KNOXVILLE HEMATOLOGY ONCOLOGY ASSOCIATES

                          Notes to Financial Statements

                 December 31, 1995 and March 31, 1996 (unaudited)


     UNAUDITED INTERIM FINANCIAL INFORMATION
     ---------------------------------------

     The balance sheet as of March 31, 1996 and the statements of income, partners' equity and cash flows for the three-month period ended
     March 31, 1996 (1996 interim financial information) have been prepared by Knoxville Hematology Oncology Associates (the Company) and are unaudited. In the opinion of the company, the 1996 interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the 1996 interim period.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the 1996 interim financial information. The 1996 interim financial information should be read in conjunction with the Company's December 31, 1995 audited financial statements appearing herein. The results for the three-month period ended March 31, 1996 may not be indicative of operating results for the full year.

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES
     --------------------------------------------------------

     (A)  DESCRIPTION OF BUSINESS
          -----------------------
          Knoxville Hematology Oncology Associates (the Company) was established on December 10, 1979 in the State of Tennessee and is a general partnership. The Company's four physician partners do not receive compensation from the Company other than partnership distributions. Distributions are based on the Company's operating results. The Company is a medical group practice whose physicians specialize in providing services to patients with cancer and/or blood diseases.

     (B)  NET PATIENT SERVICE REVENUE
          ---------------------------
          Net patient service revenue primarily consists of charges for patient services rendered by the physicians based on established billing rates less allowance and discounts for patients covered by contractual programs. Payments received under these programs, which are generally based on predetermined rates, are generally less than the established billing rates and the differences are recorded as contractual allowances or policy discounts. Net patient service revenue is net of contractual adjustments and policy discounts of approximately $3,030,000 for the year ended December 31, 1995 and approximately $707,200 (unaudited) for the three months ended March 31, 1996.

     (C)  ACCOUNTS RECEIVABLE
          -------------------
          Accounts receivable consists primarily of receivables from patients and third-party payors. In the normal course of providing healthcare services, the Company grants credit to patients, substantially all of whom are resident in the Knoxville area. The Company does not generally require collateral or other security in extending credit to patients; however, it routinely obtains assignments of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies (for example, Medicare, Medicaid, health maintenance organizations, preferred provider organizations and commercial insurance policies.

     (D)  SUPPLIES
          --------
          Supplies are recorded at the lower of cost (first-in, first-out) or market.

                                                                     (Continued)
                                      6

                    KNOXVILLE HEMATOLOGY ONCOLOGY ASSOCIATES

                          Notes to Financial Statements


     (E)  PROPERTY AND EQUIPMENT
          ----------------------
          Property and equipment are stated at cost. Furniture, fixtures and equipment under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease. Leasehold improvements are amortized over the lesser of the asset's estimated life or the lease term. Furniture, fixtures and equipment held under capital leases are amortized on the straight-line method over the shorter of the respective lease term or estimated useful live of the asset.

          Depreciation for furniture, fixtures and equipment is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

                                                    Estimated useful lives
              Furniture, fixtures and equipment            5-7 years
              Automobiles                                    5 years
              Leasehold improvements                     11-14 years

     (F)  INCOME TAXES
          ------------
          No provision for income taxes has been made in the accompanying financial statements since, as a partnership, income and losses for income tax purposes are allocated to the partners for inclusion in their respective income tax returns.

     (G)  USE OF ESTIMATES
          ----------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------
     The carrying amounts of all asset and liability financial instruments approximate their estimated fair values at December 31, 1995. Fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

(2)  PROPERTY AND EQUIPMENT
     ----------------------
     Property and equipment consists of the following at December 31, 1995:

        Furniture, fixtures and equipment                             $  520,705
        Automobiles                                                      151,742
        Leasehold improvements                                         1,678,146
                                                                      ----------
                                                                       2,350,593
        Less accumulated depreciation                                    720,024
                                                                      ----------
                                                                      $1,630,569
                                                                      ==========


                                                                    (Continued)

                    KNOXVILLE HEMATOLOGY ONCOLOGY ASSOCIATES

                         Notes to Financial Statements

(4)  LONG-TERM DEBT
     --------------
     Long-term debt consists of the following:

       Note payable, with interest at 7.625%, payable in monthly installments of
         $24,775 including interest, personally guaranteed by partners, final
         principal payment due March 1996                                           $ 1,195,997

       Note payable, with variable interest rate at prime plus 1/4%,
         (8.50% at December 31, 1995) interest payments monthly
         beginning February 1996 with principal payment due
         July 1996, personally guaranteed by partners                                   200,000

       Note payable, with variable interest rate at prime plus 1/2%,
         (8.75% at December 31, 1995) interest payments monthly with
         principal payment due January 1997, personally guaranteed by partners          200,000

       Note payable, with variable interest rate at prime plus 1/2%,
         (8.75% at December 31, 1995) payable in monthly installments of $11,932 including interest, personally guaranteed by
         partners, final principal payment due January 1997                             147,346

       Note payable at 5%, payable in monthly installments of $6,935 including interest, personally guaranteed by partners,
         final principal payment due June 1996                                           41,009

       Non-interest bearing note payable, payable in monthly principal payments
         of $1,102, secured by automobile, final payment due October 1997                23,131

       Note payable at 9%, payable in monthly installments of $1,000 with interest,
         personally guaranteed by partners, final principal payment due May 1996          5,768
                                                                                    -----------
           Total long-term debt                                                       1,813,251

       Less current installments                                                     (1,591,646)
                                                                                    -----------
           Long-term debt excluding current installments                            $   221,605
                                                                                    ===========

     Maturities of long-term debt as of December 31, 1995 are as follows:

           1996                                           $1,591,646
           1997                                              221,605
                                                          ----------
                                                          $1,813,251
                                                          ==========

(5)  EMPLOYEE BENEFIT PLAN
     ---------------------

     The Company maintains a 401(k) Profit Sharing Plan (the "Plan"), which covers substantially all employees. Employees who complete one year of service and attain age 21 may participate in the plan. The Company's contributions to the Plan are discretionary. Eligible employees ratably vest in the Company's contributions over six years. The Company's discretionary contribution for the year ended December 31, 1995 to the Plan was $15,000 and such amount is payable at December 31, 1995.

                                                                   (Continued)

                    KNOXVILLE HEMATOLOGY ONCOLOGY ASSOCIATES

                         Notes to Financial Statements

(6)  Commitments and Contingencies
     -----------------------------

     (a)  Leases
          ------

          The partnership is obligated under various capital leases for laboratory and office equipment that expire at various dates within the next three years. The gross amount of capital leases included in furniture, fixtures and equipment for the year ended December 31, 1995 was $151,036, with related accumulated depreciation of $34,434.

          The partnership also has operating leases for equipment and office space. The office space lease is with a company in which the Company's physicians have an ownership interest. Total expense was approximately $150,000 for the year ended December 31, 1995.

          Future minimum lease payments under noncancelable operating leases and the present value of minimum capital lease payments as of December 31, 1995 are as follows:

                                                                 CAPITAL   OPERATING
                                                                 LEASES      LEASES
                                                                 -------   ---------
Year ending:
   1996                                                          $54,140     140,056
   1997                                                           54,140     138,355
   1998                                                            7,930     134,336
   1999                                                               --     132,485
   2000                                                               --     121,791
   2001 and following                                                 --     525,071
                                                                 -------   ---------
                                                                 116,210   1,192,094
                                                                           =========
Less amount representing interest (at an 8.5% rate)              (10,398)
                                                                 -------
                                                                 105,812

Less current installments of obligations under capital leases    (46,947)
                                                                 -------
Obligations under capital leases excluding current installments  $58,865
                                                                 =======

      (b)  Medical Malpractice and Professional Liability Insurance
           --------------------------------------------------------

           The Company maintains professional liability insurance on a claims-made basis. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier.

           At December 31, 1995, there are no asserted claims against the Company, nor has the Company identified any incident which may have occurred but have yet to be identified under its incident reporting systems. Accordingly, the Company has made no accruals at December 31, 1995 for incurred but not reported claims.

                                                                    (Continued)

                    KNOXVILLE HEMATOLOGY ONCOLOGY ASSOCIATES

                          Notes to Financial Statements


     (C)  LEGAL MATTERS
          -------------
          The Company is involved in a dispute with an insurance company concerning alleged overpayment by the insurance company. No lawsuit has been filed. The Company is, however, attempting to negotiate a settlement and repay a portion of the $102,000 amount claimed. The Company has offered $80,000 as a settlement for the overpayment.
          This amount has been accrued in the accompanying financial statements.

          The Company is also involved in a civil action with a former partner in the partnership for damages and amounts allegedly owed by the Partnership to the former partner as a result of his termination. The former partner seeks damages not to exceed $300,000. The Company's position is that the former partner has been paid all sums to which he is entitled. The Company is vigorously defending the claim.

(7)  SUBSEQUENT EVENTS
     -----------------
     On April 16, 1996, all outstanding partnership interests of the Company were acquired by Response Oncology, Inc. (Response). Simultaneous with the asset acquisition, the physicians moved their medical practice to a separate limited liability company and executed a service agreement whereby Response will provide the physicians with offices and facilities, equipment, supplies, support personnel, and management of financial advisory services. In turn for providing the services, Response will receive service fees from the physician group.

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
BASIS OF PRESENTATION


The accompanying pro forma consolidated balance sheet as of March 31, 1996 and the related pro forma consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 give effect to the acquisitions of Knoxville Hematology Oncology Associates ("KHOA") and Oncology Hematology Group of South Florida, P.A. ("OHG"), (collectively referred to as the "Groups") as if the acquisitions of the Groups had occurred on January 1, 1995. The pro forma information is based on the historical audited financial statements of Response Oncology, Inc. and subsidiaries (the "Company") and the Groups, giving effect to the acquisitions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information.

The pro forma statements have been prepared by the Company's management based on the audited financial statements of the acquired entities. These pro forma statements may not be indicative of the results that would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements do not reflect the effect of expense reductions and other operational changes, which, in the opinion of the Company, is likely to result in profitable operations for the Groups. The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of Response Oncology, Inc. and subsidiaries.

Response Oncology, Inc. and Subsidiaries
Pro Forma Consolidated Balance Sheet
March 31, 1996
(Unaudited)


                                                                                          PRO FORMA
                                                                            PRO FORMA      COMBINED
                                              HISTORICAL       KHOA        ADJUSTMENTS      TOTALS
                                              -----------    ----------    -----------   ------------
Cash                                         $    483,191    $  166,362    $ 1,546,933   $  2,196,486
Short-term investments                            361,718                                     361,718
Accounts receivable, net                       15,100,543       998,657       (198,657)    15,900,543
Supplies                                        1,090,643       109,350                     1,199,993
Prepaids                                          525,882                                     525,882
Advances to affiliated physician groups         3,112,552                                   3,112,552
Other current assets                            2,089,590                                   2,089,590
                                             --------------------------------------------------------
  Total current assets                         22,764,119     1,274,369      1,348,276     25,386,764

Property and equipment, net                     3,695,637     1,698,479       (148,479)     5,245,637
Deferred charges, net                             325,733                                     325,733
Intangible assets                              11,656,558                                  11,656,558
Management Service Agreement                                                 7,091,050      7,091,050
Other assets                                      176,805                                     176,805
                                             --------------------------------------------------------
  Total assets                               $ 38,618,852    $2,972,848    $ 8,290,847   $ 49,882,547

Accounts payable                             $  5,696,496    $  245,001    $   318,294   $  6,259,791
Accrued expenses                                1,891,482                                   1,891,482
Notes payable                                   3,607,711                                   3,607,711
Capital lease obligations                          57,622        46,947        (46,947)        57,622
Current portion of long term note                 396,997     1,713,757     (1,713,757)       396,997
                                             --------------------------------------------------------
  Total current liabilities                    11,650,308     2,005,705     (1,442,410)    12,213,603

Capital lease obligations                               0        48,865        (48,865)             0
Notes Payable                                   6,265,369        23,131     10,126,869     16,415,369
Minority Interest                                 261,425                                     261,425

Stockholders' equity                                                                                0
  Preferred stock                                  27,833                                      27,833
  Common stock                                     73,782                                      73,782
  Paid-in capital                              60,137,024                      550,400     60,687,424
  Retained earnings (accumulated deficit)     (39,796,889)      895,147       (895,147)   (39,796,889)
                                             --------------------------------------------------------
  Total liabilities and stockholders equity  $ 38,618,852    $2,972,848    $ 8,290,847   $ 49,882,547
                                             ========================================================

See accompanying notes to pro forma consolidated financial information.

Response Oncology, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 1995
(Unaudited)

                                                              PREVIOUS
                                                             ACQUISITION
                                       HISTORICAL           SUBSEQUENT TO             PRO FORMA            PRO FORMA
                                        COMPANY            DECEMBER 31, 1995          ADJUSTMENTS            RESULTS
                                     -------------------------------------------------------------------------------
Revenue:
  Net revenue                          $44,297,798                                     $4,678,915 (b)     $48,976,713
  Other Income                             282,011                                                            282,011
  Net patient service revenue                                   $8,010,763             (8,010,763)(a)               0
                                       ------------------------------------------------------------------------------
Total Revenue                           44,579,809               8,010,763             (3,331,848)         49,258,724
Expenses:
  Operating expenses                    32,892,728               7,395,423             (2,802,902)(a)      37,485,249
  General and administrative             5,512,308                                                          5,512,306
  Depreciation and amortization          1,736,055                 104,534                275,161 (d)       2,115,750
  Interest                                  16,860                  24,485                590,397 (c)         631,742
  Provision for doubtful accounts        2,105,696                  77,066                                  2,182,762
                                       ------------------------------------------------------------------------------
Total Expenses                          42,263,645               7,601,508             (1,937,344)         47,927,809
Earnings before minority interest        2,316,164                 409,255             (1,394,504)          1,330,915
  Minority interest                          1,806                                                              1,806
                                       ------------------------------------------------------------------------------
Earnings before income taxes             2,314,358                 409,255             (1,394,504)          1,329,109
  Income tax expense                                               210,000               (210,000) (e)              0
                                       ------------------------------------------------------------------------------
Net earnings                             2,314,358                 199,255             (1,184,504)          1,329,109
  Common stock dividend to
    preferred stockholders                   3,825                                                              3,825
                                       ------------------------------------------------------------------------------
Net earnings to common stockholders    $ 2,310,533                $199,255            ($1,184,504)        $ 1,325,284
                                       ==============================================================================



                                                                PRO FORMA                                     TOTAL
                                           KHOA                ADJUSTMENTS                PRO FORMA         PRO FORMA
                                       ------------------------------------------------------------------------------
Revenue:
  Net revenue                                                   $4,577,171 (b)         $4,577,171         $53,553,884
  Other Income                         $   297,195                (297,195)                     0             282,011
  Net patient service revenue            6,712,255              (6,712,255)(a)                  0                   0
                                       ------------------------------------------------------------------------------
Total Revenue                            7,009,450              (2,432,279)             4,577,171          53,835,895
Expenses:
  Operating expenses                     3,025,441                (178,359)(a)          2,847,082          40,332,331
  General and administrative             1,090,113                                      1,090,113           6,602,419
  Depreciation and amortization            237,622                 177,276 (d)            414,898           2,530,648
  Interest                                 244,629                 712,871 (c)            957,500           1,589,242
  Provision for doubtful accounts                                                               0           2,182,762
                                       ------------------------------------------------------------------------------
Total Expenses                           4,597,805                  711,788             5,309,593          53,237,402
Earnings before minority interest        2,411,645               (3,144,067)             (732,422)            598,492
  Minority interest                                                                             0               1,806
                                       ------------------------------------------------------------------------------
Earnings before income taxes             2,411,645               (3,144,067)             (732,422)            596,686
  Income tax expense                                                                            0                   0
                                       ------------------------------------------------------------------------------
Net earnings                             2,411,645               (3,144,067)             (732,422)            596,686
  Common stock dividend to
    preferred stockholders                                                                      0               3,825
                                       ------------------------------------------------------------------------------
Net earnings to common stockholders    $ 2,411,645              ($3,144,067)            ($732,422)        $   592,861
                                       ==============================================================================


See accompanying notes to pro forma consolidated financial information.

Response Oncology, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
Period Ended March 31, 1996
(Unaudited)


                                        HISTORICAL                   PRO FORMA
                                         COMPANY        KHOA        ADJUSTMENTS        PRO FORMA
                                       -----------------------------------------------------------
Revenue:
  Net Revenue                          $13,340,885                  $ 1,056,218 (b)    $14,397,103
  Other Income                              16,729    $   50,851        (50,851)            16,729
  Net patient service revenue                          1,566,635     (1,566,635)(a)              0
                                       -----------------------------------------------------------
Total Revenue                           13,357,614     1,617,486       (561,268)        14,413,832
Expenses:
  Operating expenses                    10,344,781       563,890        (25,889)(a)     10,882,782
  General and administrative             1,266,840       150,868                         1,417,708
  Depreciation and amortization            570,965        59,100         44,319 (d)        674,384
  Interest                                 192,281        23,328        216,047 (c)        431,656
  Provision for doubtful account           372,100             0                           372,100
                                       -----------------------------------------------------------
Total Expenses                          12,746,967       797,186        234,477         13,778,630

Earnings before minority interest          610,647       820,300       (795,745)           635,202
  Minority interest                         94,369                                          94,369
                                       -----------------------------------------------------------
Net Earnings to common stockholders    $   516,278    $  820,300    $  (795,745)       $   540,833
                                       ===========================================================

See accompanying notes to pro forma consolidated financial information.

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The accompanying pro forma consolidated financial information presents the pro forma financial condition of Response Oncology, Inc. and subsidiaries (the "Company") as of March 31, 1996 and the results of their operations for the year ended December 31, 1995 and the three months ended March 31, 1996.

On April 15, 1996, the Company acquired from unaffiliated individual sellers 100% of the issued and outstanding general partnership interest ("the Acquired Interests") of Knoxville Hematology Oncology Associates ("KHOA"). In connection with the acquisition of KHOA, the Company procured a $10 million loan from the Company's parent, Seafield Capital Corporation ("Seafield") to be used to finance the acquisition. The loan has a maturity date of December 31, 1998, bears interest at the rate of prime plus 1%, is unsecured, and after August 1, 1996, is convertible at the option of Seafield into shares of Response common stock at a conversion price equal to the market price of the common stock at the time of the conversion.

The accompanying pro forma consolidated balance sheet includes the acquired assets, assumed liabilities and effects of financing, as if KHOA had been acquired on March 31, 1996. The accompanying pro forma consolidated statements of operations reflect the pro forma results of operations, as adjusted, as if all acquisition practices held by the Company had been acquired on January 1, 1995.

PRO FORMA CONSOLIDATED BALANCE SHEET

The adjustments reflected in the pro forma consolidated balance sheet are to reflect the values of assets acquired and liabilities assumed in connection with the acquisition of KHOA; to reflect the issuance of long-term debt and cash payment to complete the acquisition; and to reflect the recording of intangible assets required.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The adjustments reflected in the pro forma consolidated statement of operations are as follows:

(a) To eliminate certain revenues and expenses of KHOA that would not constitute revenue to the Company or be the responsibility of the Company pursuant to the Service Agreement.

(b) To accrue net revenue resulting from service agreements related to the acquisition of the Group. Amounts were calculated based upon actual operating results for the period, as adjusted, under the terms of the related service agreement.

(c) To reflect interest on the long-term debt issued. Interest was calculated at annual rates ranging from 5% to 9.5%.

(d) To record amortization of the intangible asset related to the service agreement. The asset is amortized over the service agreement period, or 40 years.